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                                                                   Exhibit 10.11

                                PROMISSORY NOTE


$__________                                                   Tacoma, Washington


                                                               ___________, 2000


     FOR VALUE RECEIVED, ___________ (the "Maker") hereby promises to pay to Columbia Banking System, Inc. ("CBSI") at Tacoma, Washington, or such other place as the Payee may in writing designate, the principal sum of ___________________________($_________), and to pay interest on the outstanding principal sum commencing on the date hereof at the rate of 5.87% per annum (the applicable federal rate) commencing on December 21, 2000 until this note is paid in full. Interest only shall be due on each anniversary of this note and the full amount of principal and accrued interest shall be due on or before December 21, 2007.

     This Note may be prepaid, in whole or in part, any time or from time to time. All such prepayments shall be applied first to accrued and unpaid interest. The balance, if any, shall be applied to principal.

     Notwithstanding any other provision of this Note, upon Maker's default under this Promissory Note, Payee may declare the outstanding principal amount hereof, and all accrued and unpaid interest thereon, immediately due and payable, and commence suit to recover the same or exercise any other remedy that Payee may have in law or equity. Default under this Promissory Note shall occur if any payment due is unpaid ten (10) days after its due date. Default under this Promissory Note shall also occur if the Maker does not, at all times during the term of this Promissory Note, own, in his own name and not pledged or otherwise hypothecated to any other party, a minimum of ____________ (________) shares of CBSI common stock.

     The failure or delay of CBSI to enforce any provision of this Note shall not be deemed a waiver of any such provision, and CBSI shall not be prevented from enforcing any such provision at a later time. Any waiver of any provision hereof must be in writing and signed by CBSI. Any such waiver, consent or approval shall be effective only in the specific instance and for the specific purpose for which it is given.

     This Note shall be governed by and construed in accordance with the laws of the State of Washington.

     In the event of any failure by the Maker to make payments of principal and interest when due hereunder, the Maker agrees to pay all costs and expenses of collection of the holder of this Note including, but not limited to, reasonable attorneys' fees and costs.

                                              ___________________________

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